Exhibit F - Illustration of Policy Benefits


The following tables are part of a standard illustration. They illustrate how Accumulation Values, Net Cash Values and death benefits of a policy change based on the investment experience of the variable options. Standard illustrations will show values based on current charges as well as guaranteed charges. The illustrations are hypothetical and may not be used to project or predict investment results. The Accumulation Values, Net Cash Values and death benefits in the tables take into account all charges and deductions against the policy, assuming no riders or endorsements are elected. If LifeFund Benefits are included in the policy, these tables would include numbers showing the Preferred Settlement Value for each policy year. The following tables assume that the cost of insurance rates for the policy are based on the guaranteed rates appropriate to the risk classification shown. These tables also assume that a level annual premium of $700.00 was paid. These tables assume that the insured is in the standard, non-smoker classification. For insureds who are classified as smoker or less favorable risk status, the cost of insurance will be greater and the policy values will be less, given the same assumed hypothetical gross annual investment rates of return. The cost of insurance will be less and the policy values will be greater for female insureds of comparable risk status. Some states require that the policies contain tables based upon unisex rates.

Gross investment returns of 0% and 12% are assumed to be level for all years shown. The values would be different if the rates of return averaged 0% and 12% over the period of years but fluctuated above and below those averages during individual years.


The values shown reflect the fact that the net investment return of the investment options is lower than the gross investment return on the assets held in the subaccounts because of the charges assessed on amounts in the investment options. The daily investment advisory fee for the investment options is assumed to be equal to an annual rate of 0.61% of the net assets of the portfolios (which is the average of the investment advisory fees assessed in 2000). The values also assume that each investment option will incur operating expenses annually which are assumed to be 0.40% of the average net assets of the investment option. This is the average in 2000 after expense reimbursements or waivers. The investment options will be assessed mortality and expense risk charges of 0.60% of the average daily net assets of the investment option. After taking these expenses and charges into consideration, the illustrated gross annual investment rates of 0% and 12% are equivalent to net rates of -1.60% and 10.21%.


We deduct an insurance risk charge for a policy month from the Accumulation Values. The cost of insurance rate is based on the sex (where permitted by state law), attained age, risk classification of the insured, and Specified Amount band of the policy.

We assume that there are no policy loans and there is no investment in the fixed account in these illustrations.



                                          ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                                                      VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: A

                                                                    Values Based on Current Charges

                                           Values Projected At               Values Projected At
                                                   0.00%                           12.00%
  End                        Accum                Net       Net                     Net       Net
  Of             Annual      @5.00%     Policy    Cash      Death        Policy     Cash      Death
  Yr.     Age    Premium    Premium     Account    Value    Benefit      Account    Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- -- ---------- --------- ----------

   1      35         700      732         316          0    100,000         373         0      100,000
   2      36         700    1,501         618          0    100,000         776         0      100,000
   3      37         700    2,308         905          0    100,000       1,209         0      100,000
   4      38         700    3,155       1,175          0    100,000       1,673         0      100,000
   5      39         700    4,045       1,427          0    100,000       2,171       101      100,000

   6      40         700    4,979       1,811          0    100,000       2,865       795      100,000
   7      41         700    5,960       2,207        137    100,000       3,651     1,581      100,000
   8      42         700    6,990       2,612        542    100,000       4,533     2,463      100,000
   9      43         700    8,072       3,018        948    100,000       5,514     3,444      100,000
  10      44         700    9,207       3,416      1,346    100,000       6,595     4,525      100,000

  15      49         700   15,796       5,141      5,141    100,000      13,733    13,733      100,000
  20      54         700   24,205       6,187      6,187    100,000      24,839    24,839      100,000
  25      59         700   34,937       6,196      6,196    100,000      42,057    42,057      124,038
  30      64         700   48,634       4,541      4,541    100,000      67,245    67,245      173,348
  35      69         700   66,116         237        237    100,000      85,751    85,751      395,115

These values are based on the illustrated rates of return and current expense charges and cost of insurance charges now in effect, which are subject to change. The current minimum fees are 3.50% of premiums paid in years 1 to 5, and 1.75% thereafter. The current monthly administration charges are $14.00 per month in year 1 to 5 and $4.00 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and differed investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different than those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.



                                          ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                                                      VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: B

                                               Values Based on Current Charges

                                           Values Projected At              Values Projected At
                                                   0.00%                          12.00%
  End                        Accum                 Net       Net                   Net       Net
  Of             Annual      @5.00%     Policy     Cash      Death      Policy     Cash      Death
  Yr.     Age    Premium    Premium     Account    Value    Benefit     Account    Value     Benefit
-------- ------ ---------- ----------- ---------- --------- ---------- ---------- --------- ----------

   1      35       700        732         315        0       100,315      373          0      100,373
   2      36       700      1,501         616        0       100,616      774          0      100,774
   3      37       700      2,308         901        0       100,901    1,203          0      101,203
   4      38       700      3,155       1,168        0       101,168    1,663          0      101,663
   5      39       700      4,045       1,416        0       101,416    2,154         84      102,154

   6      40       700      4,979       1,796        0       101,796    2,840        770      102,840
   7      41       700      5,960       2,188      118       102,188    3,616      1,546      103,616
   8      42       700      6,990       2,588      518       102,588    4,486      2,416      104,486
   9      43       700      8,072       2,989      919       102,989    5,452      3,382      105,452
  10      44       700      9,207       3,381    1,311       103,381    6,515      4,445      106,515

  15      49       700     15,796       5,059    5,059       105,059   13,462     13,462      113,462
  20      54       700     24,205       6,011    6,011       106,011   23,982     23,982      123,982
  25      59       700     34,937       5,854    5,854       105,854   39,730     39,730      139,730
  30      64       700     48,634       3,967    3,967       103,967   63,048     63,048      163,048
  35      69       700     66,116           0        0             0   80,622     80,622      371,484

These values are based on illustrated rates of return and current expenses and cost of insurance charges now in effect, which are subject to change. The current monthly administration charges are $14.00 per month in year 1 to 5 and $4.00 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different than those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.




                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: A



                                           Values Projected At
                                                   0.00%                        12.00%
  End                        Accum                Net       Net                 Net       Net
  Of             Annual      @5.00%      Accum    Cash      Death      Accum    Cash      Death
  Yr.     Age    Premium    Premium      Value     Value    Benefit    Value     Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- ---------- --------- ----------

   1      35       700          732        294          0   100,000      349         0    100,000
   2      36       700        1,501        574          0   100,000      725         0    100,000
   3      37       700        2,308        839          0   100,000    1,128         0    100,000
   4      38       700        3,155      1,087          0   100,000    1,560         0    100,000
   5      39       700        4,045      1,319          0   100,000    2,021         0    100,000

   6      40       700        4,979      1,637          0   100,000    2,628       558    100,000
   7      41       700        5,960      1,934          0   100,000    3,280     1,210    100,000
   8      42       700        6,990      2,209        139   100,000    3,981     1,911    100,000
   9      43       700        8,072      2,459        389   100,000    4,735     2,665    100,000
  10      44       700        9,207      2,684        614   100,000    5,545     3,475    100,000

  15      49       700       15,796      3,358      3,358   100,000   10,597    10,597    100,000
  20      54       700       24,205      2,977      2,977   100,000   17,798    17,798    100,000
  25      59       700       34,937        774        774   100,000   27,962    27,962    100,000
  30      64       700       48,634          0          0         0   42,451    42,451    109,565
  35      69       700       66,116          0          0         0   43,437    43,437    201,089

These values are based on illustrated rates of return and guaranteed expense charges and cost of insurance charges. The guaranteed premium charge is 5% of all premiums. The guaranteed monthly administrative charges are $15.00 per month in year 1 to 5 and $6 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different from those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.



                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             VARIABLE UNIVERSAL LIFE

Prepared For: Client                                                       Initial Death Benefit: $100,000
Issue Age: 35, Standard, Non-Smoker                                        Annual Premium: $700
Sex: Male                                                                  Initial Death Benefit Option: B



                                           Values Projected At
                                                   0.00%                        12.00%
  End                        Accum                Net       Net                 Net       Net
  Of             Annual      @5.00%      Accum    Cash      Death      Accum    Cash      Death
  Yr.     Age    Premium    Premium      Value     Value    Benefit    Value     Value     Benefit
-------- ------ ---------- ----------- ---------- --------- -------- ---------- --------- ----------

   1      35       700          732        293          0   100,293      348         0    100,348
   2      36       700        1,501        572          0   100,572      723         0    100,723
   3      37       700        2,308        835          0   100,835    1,123         0    101,123
   4      38       700        3,155      1,081          0   101,081    1,550         0    101,550
   5      39       700        4,045      1,309          0   101,309    2,006         0    102,006

   6      40       700        4,979      1,623          0   101,623    2,604       534    102,604
   7      41       700        5,960      1,915          0   101,915    3,245     1,175    103,245
   8      42       700        6,990      2,183        113   102,183    3,931     1,861    103,931
   9      43       700        8,072      2,426        356   102,426    4,665     2,595    104,665
  10      44       700        9,207      2,643        573   102,643    5,450     3,380    105,450

  15      49       700       15,796      3,252      3,252   103,252   10,230    10,230    110,230
  20      54       700       24,205      2,770      2,770   102,770   16,637    16,637    116,637
  25      59       700       34,937        470        470   100,470   24,615    24,615    124,615
  30      64       700       48,634          0          0         0   33,482    33,482    133,482
  35      69       700       66,116          0          0         0   34,860    34,860    161,383

These values are based on illustrated rates of return and guaranteed expenses and cost of insurance charges. The guaranteed premium charge is 5% of all premiums. The guaranteed monthly administrative charges are $15.00 per month in year 1 to 5 and $6 per month thereafter.

It is emphasized that the hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend upon a number of factors, including the investment allocations made by the owner and different investment rates of return for the portfolios. The death benefit and Net Cash Value for a policy would be different from those shown if the actual investment rates of return averaged 0% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years. No representations can be made by the company or the portfolios that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.